BankFinancial Corporation Acquisition of Downers Grove National Bank Transaction and Financial Review Supplement Exhibit 99.2 * * * *

Safe Harbor Provisions of the Private Litigation
Reform Act of 1995
Certain statements made and information contained in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this presentation, the words "may,"
"will," "should," "would," "anticipate," "estimate," "expect," "plan," "believe," "intend," and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following without limitation: general, regional, and local economic conditions and their effect on interest rates, the company and its customers; credit risks and risks from concentrations (geographic and by industry) within the loan portfolio; changes in regulations or accounting policies affecting financial institutions; the costs and effects of litigation and of unexpected or adverse outcomes of such litigation; technological changes; acquisitions and integration of acquired business; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; the outcome of efforts to manage interest rate or liquidity risk;
competition; and acts of war or terrorism. Investors are urged to carefully review and consider the various disclosures made by BankFinancial Corporation in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in BankFinancial Corporation’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on
BankFinancial’s web site at
www.bankfinancial.com.
The Company undertakes no obligation to release revisions to these forward-looking statements or to reflect events or conditions occurring after the date of this presentation.

LAKE
Libertyville
Libertyville
Lincolnshire
Deerfield
Northbrook
Skokie
Lincolnwood
Schaumburg
Addison
DU PAGE
DU PAGE
COOK
Lincoln Park
Hyde Park
Naperville
Burr Ridge
Downers Grove
Woodridge
Westmont
Chicago Ridge
Calumet Park
Calumet City
Orland Park
Hazel Crest
Joliet
New Lenox
Olympia Fields
WILL

BankFinancial Corporation

DOWNERS GROVE NATIONAL BANK

Downers Grove National Bank
Total Assets
Total Deposits
Total Loans
Equity
Loan / Deposit
Branches
Combined Locations
BankFinancial, F.S.B.
BankFinancial, F.S.B.
Express Branches
BankFinancial Corporate
Headquarters
Downers Grove National Bank
$240 million
$226 million
$166 million
$13.4 million
73.5%
Downers Grove, Illinois
Westmont, Illinois
Woodridge, Illinois
Financial data as of June 30, 2010, FDIC Institutional Directory
Branch data as of September 2010

Revenue Enhancements
Cost Savings
Earnings Accretion / (Dilution)
Tangible Book Value Accretion / (Dilution)
Pro-Forma Consolidated Resulting BFIN
Capital Ratios
Management Continuity
Refer to Safe Harbor Provisions
None assumed
At least 30% of June 30, 2010 Noninterest
Expense
Partial accretion in 2011 due to transition
expenses; full accretion in 2012
Currently estimated at + / - 1.50% of Consolidated
BFIN Tangible Book Value / Share at closing
13.31% Tangible Capital Ratio
18.94% Risk-Based Capital Ratio
Mr. James Russ, Sr. will continue in an active
management role with BankFinancial, F.S.B
through at least December, 2011
Supplementary Acquisition Information